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                                                                   EXHIBIT 10.17


                      NONQUALIFIED STOCK OPTION AGREEMENT


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
GRANTED TO:                J. Curtis Henderson

DATE OF GRANT:             April 1, 1999

GRANTED PURSUANT TO:       Nucentrix Broadband Networks, Inc.
                           1999 Share Incentive Plan

NUMBER OF UNDERLYING       70,000 shares
SHARES OF COMMON
STOCK:

EXERCISE PRICE:            $12.50 per share

VESTING SCHEDULE:          See Section 4 below
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                  1.   This Nonqualified Stock Option Agreement (the
"Agreement") is made and entered into as of April 1, 1999, between Nucentrix Broadband Networks, Inc., a Delaware corporation (the "Company"), and J. Curtis Henderson ("Employee"). It is the intent of the Company and Employee that the Option (as defined in Paragraph 2 below) will not qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

                  2. Employee is granted an option by the Compensation Committee of the Company's Board of Directors (the "Committee") to purchase 70,000 shares of Common Stock (the "Option") pursuant to the Company's 1999 Share Incentive Plan (the "Plan"). Capitalized terms not defined herein shall have the meanings ascribed thereto in the Plan. The Option granted hereunder is a matter of separate inducement and is not in lieu of salary or other compensation for Employee's services.

                  3. The Option's exercise price is $12.50 per share, such exercise price being in the judgment of the Committee not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.

                  4. Subject to Paragraphs 5, 6 and 7 below, the Option shall become fully exercisable in accordance with the following vesting schedule:

                       (a)  33.40% will vest on the date of grant;

                       (b)  6.66% will automatically vest on each
                  anniversary of the date of grant for five years after the date of grant; and


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                       (c)  up to 33.30% will vest as follows (such portion
                  hereinafter referred to as the "Contingent Portion"):

                            (i) if the average closing sales price of
                       the Common Stock equals or exceeds $16.50 per share for any 20 consecutive trading days between the date of grant and the first anniversary of the date of grant, one-fifth of the Contingent Portion will vest on such 20th trading day;

                            (ii) if the average closing sales price of the
                       Common Stock equals or exceeds $20.80 per share for any 20 consecutive trading days between the date of grant and the second anniversary of the date of grant, two-fifths of the Contingent Portion will vest on such 20th trading day;

                            (iii) if the average closing sales price of the
                       Common Stock equals or exceeds $25.00 per share for any 20 consecutive trading days between the date of grant and the third anniversary of the date of grant, three-fifths of the Contingent Portion will vest on such 20th trading day;

                            (iv) if the average closing sales price of the
                       Common Stock equals or exceeds $28.61 per share for any 20 consecutive trading days between the date of grant and the fourth anniversary of the date of grant, four-fifths of the Contingent Portion will vest on such 20th trading day; and

                            (v) if the average closing sales price of the
                       Common Stock equals or exceeds $31.10 per share for any 20 consecutive trading days between the date of grant and the fifth anniversary of the date of grant, all of the Contingent Portion will vest on such 20th trading day.

                       As used in this Agreement, "average closing sales
                  price" shall mean: (i) if the Company's Common Stock is publicly traded, the average of the closing prices as reported by the OTC Bulletin Board, The Nasdaq Stock Market or other applicable regional or national securities exchange or quotation system on which the Common Stock is so traded or quoted for any applicable period; or (ii) if there is no public trading market for such shares, the fair value of such shares on the applicable date of determination as determined by the Committee after taking into consideration all factors which it deems appropriate, including without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arms' length.


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                       Notwithstanding anything herein to the contrary, if
                  the Employee is employed by the Company on the date which is 30 days immediately prior to the Expiration Date (such date referred to herein as the "Final Vesting Date"), the unvested portion, if any, of the Option will immediately vest and become exercisable on such date.

                  5. Subject to Paragraphs 6 and 7 below, the unexercised portion of the Option, unless sooner terminated, shall expire seven years after the date of grant (the "Expiration Date") and, notwithstanding anything contained herein to the contrary, no portion of the Option may be exercised after the Expiration Date.

                  6. If prior to the Expiration Date, Employee's employment with the Company or any subsidiary corporation terminates, the Option will terminate on the applicable date as described below, provided, however, that none of the events described below shall extend the period of exercisability beyond the Expiration Date:

                  (a) If the employment of Employee is terminated by reason of Employee's death while in the employ of the Company or any subsidiary corporation, the Option shall immediately become fully exercisable and remain exercisable for twelve (12) months after Employee's death and shall be exercisable by the executor or administrator of the estate of the deceased Employee or the person or persons to whom the deceased Employee's rights under the Option shall pass by will or the laws of descent or distribution;

                  (b) If the employment of Employee is terminated by the Company or any subsidiary corporation for reason of Employee's "Permanent Disability" (as defined below), the Option shall immediately become fully exercisable on the date of such termination and shall remain exercisable for six (6) months after such date; provided, however, that if Employee dies during the six month period following such date and Employee has not exercised the Option, the Option shall remain exercisable for an additional twelve (12) months after Employee's death and shall be exercisable by the executor or administrator of the estate of the deceased Employee or the person or persons to whom the deceased Employee's rights under the Option shall pass by will or the laws of descent or distribution;

                  (c) If the employment of Employee is terminated by the Company or any subsidiary corporation for "cause" (as defined below), the Option shall, to the extent not theretofore exercised, immediately become null and void on the date of such termination;

                  (d) If the employment of Employee is terminated by the Company or any subsidiary corporation other than (X) for "cause" or (Y) for reason of Employee's death or "Permanent Disability", the Option, to the extent vested and not theretofore exercised, shall immediately become fully exercisable on the date of such termination and shall remain exercisable for thirty (30) days after such date and the unvested portion of the Option shall be canceled;


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                  (e)  If the employment of Employee is terminated by the
Employee prior to the Final Vesting Date, the unvested portion of the Option shall immediately become null and void on the date of such termination and the vested portion of the Option shall, to the extent not theretofore exercised, remain exercisable for thirty (30) days after the date of such termination; or

                  (f) If the employment of Employee is terminated by the Employee on or after the Final Vesting Date, the Option shall, to the extent not theretofore exercised, remain exercisable for thirty (30) days after the date of such termination.

                  For purposes of this Agreement, the terms "Permanent Disability" and "cause" shall have the meanings ascribed to such terms in the Employee's employment agreement with the Company, as amended from time to time (the "Employment Agreement"), or any successor agreement, or if Employee does not have an employment agreement with the Company, such terms shall have the meanings ascribed to them on Annex A attached hereto.

                  7. Upon the occurrence of a "Change in Control" (as defined in the Plan), the Option shall immediately become fully exercisable and shall terminate thirty (30) days after the occurrence of the Change in Control. Upon such termination, Employee shall receive, with respect to the unexercised portion of the Option, an amount in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine, equal to the product of (X) the amount, if any, by which the Fair Market Value of a share of Common Stock immediately prior to the occurrence of such Change in Control exceeds the exercise price per share specified in Paragraph 3 hereof and (Y) the number of shares with respect to which the Option remained exercisable on the date of such termination; provided, however, that the apportionment and kind of property, if any, to be received by the Employee shall not differ in any material respect from the property to be received by the holders of Common Stock.

                  8. Employee may exercise the Option regardless of whether any other option that Employee has been granted by the Company remains unexercised. In no event may Employee exercise the Option for a fraction of a share or for less than 100 shares unless such number is the remaining balance for which the Option is then exercisable.

                  9. The Option's exercise price shall be paid by Employee on the date the Option is exercised, in full in cash or, in the sole discretion of the Committee, in shares of Common Stock or any other method that the Committee shall prescribe, including, without limitation, by the withholding of shares or the delivery of an executed promissory note to the Company on such terms and conditions as the Committee shall determine in its sole discretion.

                  10. The Company or any subsidiary corporation may withhold from sums due or to become due to Employee from the Company or any subsidiary corporation an amount necessary to satisfy its obligation to withhold taxes incurred by


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reason of the issuance or disposition of shares pursuant to the Option, or may require Employee to reimburse the Company or any subsidiary corporation in such amount. The exercise of the Option shall not be effective until the withholding tax liability associated with the exercise of the Option has been satisfied.

                  11. Employee shall not have any of the rights of a stockholder with respect to the shares of Common Stock underlying the Option while the Option is unexercised.

                  12. Any exercise of this Option shall be in writing addressed to the Corporate Secretary of the Company at the principal place of business of the Company, specifying the Option being exercised and the number of shares to be purchased, accompanied by payment therefor.

                  13. This Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during Employee's lifetime, only by Employee. Notwithstanding the foregoing, but subject to the approval of the form of the transfer by the Committee which approval shall not be unreasonably withheld, this Option may be transferred by Employee solely to Employee's spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons, subject to any restriction included in this Agreement.

                  14. If the Company, in its sole discretion, shall determine that it is necessary, to comply with applicable securities laws, the certificate or certificates representing the shares purchased pursuant to the exercise of the Option shall bear an appropriate legend in form and substance, as determined by the Company, giving notice of applicable restrictions on transfer under or in respect of such laws.

                  15. The Company agrees that at the time of exercise of the Option it will use reasonable efforts in good faith to have an effective Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), which includes a prospectus that is current with respect to the shares subject to the Option. Employee covenants and agrees with the Company that if, at the time of exercise of the Option, there does not exist a Registration Statement on an appropriate form under the Act, which Registration Statement shall have become effective and shall include a prospectus that is current with respect to the shares subject to the Option, (i) that he or she is purchasing the shares for his or her own account and not with a view to the resale or distribution thereof, (ii) that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (x) a Registration Statement on an appropriate form under the Act, which Registration Statement shall have become effective and shall be current with respect to the shares being offered and sold, or (y) a specific exemption from the registration requirements of the Act and applicable state securities laws, but in claiming such exemption, Employee shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption and (iii) that Employee agrees that the certificates evidencing such shares shall bear a legend to the effect of the foregoing.


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                  16.  This Agreement is subject to all terms, conditions,
limitations and restrictions contained in the Plan, which shall be controlling in the event of any conflicting or inconsistent provisions.

                  17. This Agreement is not a contract of employment and the terms of Employee's employment shall not be affected hereby or by any agreement referred to herein except to the extent specifically so provided herein or therein. Nothing herein shall be construed to impose any obligation on the Company or any subsidiary corporation to continue Employee's employment, and it shall not impose any obligation on Employee's part to remain in the employ of the Company or any subsidiary corporation.

                  18. Employee acknowledges and agrees that neither the Company, its stockholders nor its directors and officers, has any duty or obligation to disclose to the Employee any material information regarding the business of the Company or any subsidiary corporation or affecting the value of the Common Stock before or at the time of a termination of the employment of Employee by the Company or any subsidiary corporation, including, without limitation, any information concerning plans for the Company or any subsidiary corporation to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                       NUCENTRIX BROADBAND NETWORKS, INC.


                       By: /s/ Carroll D. McHenry
                           -------------------------------------
                           Carroll D. McHenry
                           President and Chief Executive Officer

ACCEPTED:


/s/ J. Curtis Henderson
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Printed Name: J. Curtis Henderson
              -----------------------------


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